                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement         / / Confidential, for Use of the
[X]      Definitive Proxy Statement              Commission Only (as permitted
[ ]      Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]      Soliciting Material Pursuant
         to Rule 14a-11(c) or Rule 14a-12

                           First Priority Group, Inc.
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1. Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------


       2. Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

       4. Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------


       5. Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1. Amount Previously Paid:

          ----------------------------------------------------------------------

       2. Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

       3. Filing Party:

          ----------------------------------------------------------------------

       4. Date Filed:

          ----------------------------------------------------------------------

                           FIRST PRIORITY GROUP, INC.
                              51 East Bethpage Road
                            Plainview, New York 11803

                            -----------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 2, 2000.

To the Shareholders of First Priority Group, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of First Priority Group, Inc. (the "Company") will be held at Danfords on the Sound, 25 East Broadway, Port Jefferson, New York 11777 on October 2, 2000 at 11:00 A.M., local time, to consider and act upon the following matters:

         (1) The ratification and approval to amendments to the By-laws of the Company.

         (2) The approval of an Amendment to the Certificate of Incorporation to change the name of the Company.

         (3) The ratification and approval of a common stock purchase agreement.

         (4) The approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock.

         (5)    The election of four nominees to the Board of Directors.

         (6) The ratification and approval of the appointment of Nussbaum, Yates & Wolpow, P.C. as the Company's independent certified public accountants for the fiscal year ending December 31, 2000; and

         (7) The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         The enclosed form of proxy has been prepared at the direction of the Board of Directors of the Company and is sent to you at its request. The persons named in said proxy have been designated by the Board of Directors.

         Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING AND YOU WISH YOUR SHARES TO BE VOTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY BY MAIL IN THE POSTAGE-PAID ENVELOPE SENT TO YOU HEREWITH FOR THAT PURPOSE. IF YOU LATER FIND THAT YOU CAN BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE OR CHANGE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

         The Board of Directors has fixed the close of business on August 31, 2000 as the time when shareholders entitled to notice of and to vote at the Meeting shall be determined and all persons who are holders of record of the Company's Common Stock at such time, and no others, shall be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Holders of a majority of the outstanding shares of the Company's Common Stock must be present in person or by proxy in order for the Meeting to be held.

         A copy of the Company's Annual Report to Shareholders containing the financial statements of the Company for the fiscal year ended December 31, 2000 accompanies this Notice.

                                       By Order of the Board of Directors,

                                       Barry Siegel

                                       Chairman of the Board, Secretary and
                                       Chief Executive Officer

Plainview, New York
September 13, 2000

                           First Priority Group, Inc.
                              51 East Bethpage Road
                            Plainview, New York 11803

                                 Proxy Statement

                  This Proxy Statement, expected to be mailed on or about September 11, 2000, is furnished in connection with the Annual Meeting of Shareholders to be held on October 2, 2000 at 11:00 A.M., at Danfords on the Sound, 25 East Broadway, Port Jefferson, New York 11777 and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

                  Only the holders of the Company's common stock of record at the close of business on August 31, 2000 will be entitled to notice of and to vote at the Annual Meeting. As of August 31, 2000, there were outstanding 10,317,869 shares of the Company's common stock. Each share of common stock is entitled to one (1) vote on each matter to be voted on, and a majority of the shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business.

                  Each of the matters to be voted on at the Annual Meeting requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's common stock represented and voting at the meeting. Each of the nominees must receive receiving a plurality of the votes cast for election of directors of the Company will be elected as directors of the Company.

         The Board of Directors recommends a vote FOR each of the Proposals discussed in this Definitive Proxy Statement and FOR each of the persons nominated to be elected directors of the Company.

                                   PROPOSAL 1

                    AMENDMENTS TO THE BY-LAWS OF THE COMPANY

On December 28, 1998, we adopted a Shareholders Rights Plan and announced the implementation of a classified board of directors and certain other amendments to its By-laws relating to matters governing Shareholder Meetings. Two of the amendments to the By-laws were adopted subject to shareholder approval at the next meeting of shareholders. Therefore, these amendments are presented to the shareholders for approval at this Annual Meeting of Shareholders.

Article II Section 1 was amended to implement a classified board of directors. The directors will be classified, with respect to the term for which they hold office, into three classes, as nearly equal as possible. One class of directors (consisting of one director) shall be elected for a term expiring at the annual meeting to have been held in 1999, another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2000, and another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2001. At each succeeding annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting held in the third year following the year of their election.[See Exhibit A]

The Classified Board is so designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company by restricting the ability of a hostile acquirer from effecting a rapid takeover of the Board. In addition, the Classified Board insures that at all times at least a majority of the board has a minimum of one year's experience and familiarity with the Company.

Article IX Section 1 was amended to require that the By-laws may only be amended or repealed by the shareholders by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a class. This By-law amendment is intended to continue to provide Shareholders with an opportunity to submit proposals for consideration at Shareholders' meetings while promoting stability, enhanced public disclosure and an appropriate period of time to permit all the Shareholders to consider shareholder proposals. [See Exhibit B]

                                   PROPOSAL 2

     AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE
                                   CORPORATION

The Board of Directors of the Company has decided to change the name of the Company to driversshield.com Corp. Presently, this is the name of our subsidiary that has developed the Company's Internet website www.drivershield.com. We believe that as our Internet strategy will provide us the strongest growth opportunities in the future, it is appropriate that our name reflect this business strategy. Following approval by the shareholders of this Amendment to the Certificate of Incorporation, it is the intention of the management of the Company to have all of the Company's subsidiaries bear the driversshield.com branding as well. National Fleet Service Inc. the Company's largest subsidiary, will be changed to driversshield Fleet Services, Inc. and the driversshield affinity auto services club will become, driversshield Auto Services and Discounts Program.

Therefore, we propose that the Article First of the Certificate of Incorporation be amended the change the name of the Company to driversshield.com Corp.

                                   PROPOSAL 3

         RATIFICATION BY SHAREHOLDERS OF COMMON STOCK PURCHASE AGREEMENT

         On May 31, 2000, we signed a common stock purchase agreement with Suerez Enterprises Limited, a British Virgin Islands corporation, for the future issuance and purchase of shares of our common stock. The common stock purchase agreement establishes what is sometimes termed an "equity line of credit" or an "equity draw down facility." [See Exhibit C]

         In general, the draw down facility operates as follows. The investor, Suerez, has committed to provide us with up to $10,000,000 as we request it over a 12-month period, in return for common stock, as well as warrants to purchase shares of common stock. Once every 22 trading days, we may request a draw down of up to $5,000,000 of that money. The maximum amount we actually can draw down upon each request is the lesser of (1) $5 million and (2) an amount equal to 20% of the product of (A) the average daily price of our common stock for the 22 trading days prior to the date of our draw down notice and (B) 22 times the average trading volume of our common stock for the 45 trading days following the date of our draw down notice, but in no event will the maximum draw down amount be less than $1,000,000 per month. Notwithstanding the foregoing, in no event will the minimum amount drawn down be less than $250,000.

         At the end of a 22-day trading period following any draw down request, the actual draw down amount is determined based on the volume-weighted average stock price during that 22-day period, after which time formulas in the common stock purchase agreement are used to determine the number of shares we will issue to Suerez in return for that amount of money. We may make up to a maximum of 12 draw downs. The aggregate total of all draw downs may not exceed $10,000,000, and no single draw may exceed $5,000,000. We are under no obligation to request a draw for any period. The per-share dollar amount Suerez pays for our common stock for each draw down includes a 10% discount to the average daily market price of our common stock for the 22-day period after our draw down request, weighted by trading volume.

         Based on a review of our trading volume and stock price history and the number of draw downs we estimate making, we are registering under a Form SB-2, 5,925,926 shares of common stock for possible issuance under the common stock purchase agreement and 388,970 shares underlying the warrants for common shares delivered to Suerez and deliverable to the placement agent. The listing requirements of the Nasdaq SmallCap Market prohibit us from issuing without shareholder approval 20% or more of our issued and outstanding common shares in a single transaction if the shares may be issued for less than the greater of market value or book value. Based on shares of common stock issued and outstanding on August 31, 2000, we may not issue without the approval of our shareholders more than 2,063,357 shares under the common stock purchase agreement and any Suerez warrants and placement agent warrants. Because approximately 388,970 of these shares are committed to those warrants, if we wish to draw amounts under the common stock purchase agreement that would cause us to issue in the aggregate more than 1,674,387 shares under the common stock purchase agreement, we must receive shareholder approval beforehand.

                                   PROPOSAL 4

 Amendment to the Company's Certificate of Incorporation to Increase Authorized
                                      Stock

The Company presently has authorized for issuance 20 million common stock shares. On August 31, 2000, the Company had 10,317,869 shares issued and outstanding. The Company has granted warrants and options, accounting for a total of approximately 1.7 million shares. Additionally, the 1995 Incentive Stock Plan (the "Plan") requires 6 million shares be reserved for the Plan. Additionally, we believe that the Common Stock Purchase Agreement, subject to shareholder approval in Proposal 3 above, could require us to issue up to an additional 6,314,896 common stock shares. Therefore, the Board has recommended that the Company be authorized to issue a total of 30 million common stock shares by amending Article Fourth of the Certificate of Incorporation.
[See Exhibit D]

                                   PROPOSAL 5

                              ELECTION OF DIRECTORS

         Four persons have been nominated as Directors of the Company. All of the nominees are currently Directors of the Company. Should the shareholders approve Proposal 1 ratifying the amendment to the By-laws of the Company that created three classes of directors, the nominees to the Board will then have been divided into three classes of Directors. Class I, Class II and Class III, each serving for an initial term that shall expire at the 2002, 2003, and 2001, respectively:

Class I:          Barry Siegel

Class II:         Barry J. Spiegel
                  Kenneth Friedman

Class III:        R. Frank Mena

Should Proposal 1 be defeated, then each nominee shall be nominated to serve as a member of the Board of Directors until such time as their successor is duly nominated, elected and qualified.

         The names of the four nominees, the age and principal occupation of each and the period during which each has served as a Director of the Company are set forth below:

Four Nominees to the Board of Directors:

Barry Siegel                                                                 49

         Barry Siegel has served as a director of the Company since its inception. In January 1998, Mr. Siegel again assumed the position of Treasurer of the Company. Mr. Siegel became Chief Executive Officer of the Company in November 1997, and continued to serve as Chairman of the Board and Secretary to the Company. Previously, he served as Chairman of the Board of Directors, Co-Chief Executive Officer, Treasurer and Secretary of the Company from August 1997 through November 1997. From October 1987 through August 1997, he served as Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Treasurer and Secretary to the Company. He has served as Treasurer and Secretary of National Fleet Service, Inc. for more than five years. Mr. Siegel is married to Lisa Siegel.

Barry J. Spiegel                                                             51

Barry J. Spiegel has served as President of the Company's Affinity Services Division since September 1996. Previously, he served as President of American International Insurance Associates, Inc. from January 1996 through August 1996. For more than five years prior thereto, Mr. Spiegel served as Senior Vice President at American Bankers Insurance Group, Inc.

Kenneth J. Friedman                                                          46

Kenneth J. Friedman was elected to the Board of Directors in October 1998. For more than five years, Mr. Friedman has been President of the Primary Group, Inc., an executive search consultant.

R. Frank Mena                                                                42

R. Frank Mena was elected to the Board of Directors on May 13, 1999. Mr. Mena is both a technologist and developer by background. He was a founder and Executive Vice President and Chief Technology Officer of Cheyenne Software. Presently, he acts as a consultant in the computer systems industry.

Other Executive Officers:

Gerald M. Zutler                                                             62

Gerald M. Zutler was appointed President and Chief Operating Officer in March 1998. Between 1997 and 1998, Mr. Zutler was a private consultant. From 1993 through 1996, Mr. Zutler was President of Lockheed Martin Canada.

Compliance With Section 16(a) of the Exchange Act

Barry Siegel held stock options for the right to purchase an aggregate of 1,100,000 shares of the Company's common stock that were repriced on October 4, 1999. He did not file a Form 4 on a timely basis. Instead, he reported these option grants in the Form 5.

Barry J. Spiegel held stock options for the right to purchase 330,000 shares that were repriced on October 4, 1999. He did not file a Form 4 on a timely basis. Instead, he reported these option grants in the Form 5.

Gerald M. Zutler held stock options for the right to purchase 415,000 shares that were repriced on October 4, 1999. He did not file a Form 4 on a timely basis. Instead, he reported these option grants in the Form 5.

Lisa Siegel held stock options for the right to purchase 175,000 shares that were repriced on October 4, 1999. She did not file a Form 4 on a timely basis. Instead, she reported these option grants in the Form 5.

Kenneth J. Friedman held stock options for the right to purchase up to 30,000 shares and stock options for the right to purchase up to 100,000 shares through his ownership and control of the Primary Group, Inc., all that were repriced on October 4, 1999. He did not file a Form 4 on a timely basis. Instead, he reported these option grants in the Form 5.

R. Frank Mena held stock options for the right to purchase up to 15,000 shares that were repriced on October 4, 1999. Additionally, Mr. Mena was granted stock options for the right to purchase up to 60,000 shares in lieu of cash for consulting services provided to the Company. He reported these options grants in Form 5.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors has the responsibility to serve as the representative of the Shareholders. The Board establishes broad corporate policies and oversees the overall performance of the Company. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business activities through discussion with the Chief Executive Officer, by reviewing analyses and reports sent to them by management and by participating in board meetings. At present, the Board of Directors has one standing committee, the Audit Committee. Presently, the members of the Audit Committee are Kenneth J. Friedman, R. Frank Mena and Barry J. Spiegel. The Audit Committee did not meet in 1999.

         During 1999 the Board of Directors did not hold any meetings that were attended by members of the Board either in person or via telephone, but the Board approved resolutions with unanimous written consent in lieu of a meeting on seven occasions in 1999. Directors received no compensation for their service on the Board of Directors. However, non-employee directors receive an annual stock option grant of 15,000 shares of the Company's common stock.

Item 10. Executive Compensation

(b) Summary Compensation Table

SUMMARY COMPENSATION TABLE

                              Annual Compensation

(a)                   (b)                (c)                   (d)

Name
and
Principal
Position             Year              Salary($)              Bonus($)

Barry Siegel         1999              $215,385               $0
Chairman             1998              $279,423               $0
of the Board         1997              $198,846               $0
of Directors,
Treasurer,
Secretary and
Chief Executive
Officer

Gerald Zutler        1999              $137,211               $0
President            1998              $98,340                $0
                     1997              $0                     $0

Barry J. Siegel      1999              $104,249               $0
President,           1998              $104,499               $0
Affinity Services    1997              $89,730                $0
Division
----------------------

(c) Options/SAR Grants Table


                      Option/SAR Grants in Last Fiscal Year
                                Individual Grants

-------------------------------------------------------------------------------

(a)                        (b)              (c)             (d)
           (e)

                           Number of        % of Total
                           Securities       Options/SARs

                     Underlying     Granted to
                     Options/SARs   Employees in   Exercise or Base   Expiration
Name                 Granted (#)    Fiscal Year    Price ($/Sh)       Date
--------------------------------------------------------------------------------

Barry Siegel           300,000          12.4%            $.825        9/30/00
Barry Siegel           100,000           4.1%            $.825        9/7/02
Barry Siegel           200,000           8.2%            $.825        3/4/04
Barry Siegel           400,000          16.5%            $.825        10/8/03
Barry Siegel           100,000           4.1%            $.825        3/4/04
Gerald M. Zutler (1)   300,000          12.4%            $.75         6/30/03
Gerald M. Zutler (1)   100,000           4.1%            $1.25        11/23/04
Gerald M. Zutler (1)    15,000            .6%            $.75         3/4/04
Barry J. Spiegel (1)   250,000          10.3%            $.75         6/30/03
Barry J. Spiegel (1)    50,000           2.1%            $.75         8/18/01
Barry J. Spiegel (1)    30,000           1.2%            $.75         3/4/04
-------------------------
(1) Options terminated and re-granted at new exercise price.

(d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table




------------------------------------------------------------------------------------------------------------------------------------
(a)                  (b)                 (c)                      (d)                (e)
                                                                Number of
                                                                Securities          Value of
                                                                Underlying          Unexercised
                                                                Unexercised         In-the-Money
                                                                Options/SARs at     Options/SARs at
                                                                FY-End (#)          FY-End ($)

                     Shares Acquired                            Exercisable/        Exercisable/
Name                 on Exercise (#)     Value Realized ($)     Unexercisable       Unexercisable
-------------------------------------------------------------------------------------------------------

Barry Siegel         None                  None                899,333/300,667      $1,506,382/$503,617
Gerald M. Zutler     None                  None                215,000/200,000      $376,250/$350,000
Barry J.Spiegel      None                  None                163,333/166,167      $285,832/$290,792



(f) Compensation of Directors

         No compensation is paid to the directors in consideration of the director's service on the board. However, the 1995 Stock Incentive Plan provides that non-employee directors of the Company shall be granted non-statutory stock options for 15,000 shares of the Company's common stock on the date of election to the Board and upon every successive anniversary date of his or her initial election.

(g) Employment contracts and termination of employment and change in control arrangements.

         The Company has employment agreements with its two principal officers, Barry Siegel and Gerald M. Zutler. Mr.

Siegel's employment agreement commenced on July 1, 1998 and expires on December 31, 2001. The agreement provides for an annual salary of $300,000. Mr. Zutler's employment agreement commenced on July 1, 1998 and expires on June 30, 2001. Mr. Zutler's annual base salary is $150,000. Both executives participate in the Company's Corporate Compensation Program.

         Mr. Siegel's employment agreement contains a change in control provision whereby Mr. Siegel, following a change of control as defined in the agreement, would receive: (a) a severance payment of 300 percent of the average annual salary for the past five years, less $100; (b) the cash value of the outstanding, but unexercised stock options, and (c) other perquisites, should the executive be terminated for various reasons as defined in the agreement. The agreements provide that in no event, shall the severance payment exceed the amount deductible by the Company under the provisions of the Internal Revenue Code.

         Mr. Zutler's employment agreement contains a change in control provision whereby Mr. Siegel, following a change of control as defined in the agreement, would receive: (a) a severance payment of 200 percent of the average annual salary for the past five years, less $100; (b) the cash value of the outstanding, but unexercised stock options, and (c) other perquisites, should the executive be terminated for various reasons as defined in the agreement. The agreements provide that in no event, shall the severance payment exceed the amount deductible by the Company under the provisions of the Internal Revenue Code.

         The Company entered into an employment agreement with Barry J. Spiegel that commenced on July 1, 1998 and expires on June 30, 2001. The agreement provides for a base salary of $130,000 per annum. Additionally, Mr. Spiegel participates in the Company's Corporate Compensation Program. Mr. Spiegel's employment agreement provides that should a "Change in Control" occur, as defined in the agreement, all stock options previously granted shall immediately become fully exercisable.

         In early 1999, several executives agreed to a voluntary reduction in their annual salaries (without changing the terms of their employment contracts. Mr. Siegel reduced his salary by $100,000, Mr. Zutler by $15,000 and Mr. Spiegel by $30,000. In consideration for these salary reductions, the Company granted Mr. Siegel a stock option for 100,000 shares, Mr. Zutler a stock option for 15,000 shares and Mr. Spiegel a stock option of 30,000 shares.

(h) Report on repricing of options/SARs

The Company repriced all employee stock options that had an exercise price greater than the fair market value of the Company's stock on October 4, 1999, $.75. The Company canceled the existing options and re-granted and repriced them with the lower exercise price. The term and the exercise schedule of the new repriced option was identical to the option that it replaced. Mr. Siegel held stock options for the right to purchase up to 1,100,000 shares that were canceled, re-granted and repriced with an exercise price of $.825, 110% of the fair market value on the date of grant. Mr. Spiegel held stock options for the right to purchase 330,000 shares that was canceled, re-granted and repriced with an exercise price of $.75. Mr. Zutler held stock options for the right to purchase 415,000 shares that was canceled, re-granted and repriced with an exercise price of $.75.

The Board of Directors decided to re-price all outstanding employee stock options that had exercise prices higher than the fair market value on October 4, 1999. The Board of Directors believes that stock options are an integral component of executive compensation and must offer the executive the opportunity to benefit from appreciation of the stock price as the Company grows.

Item 11. Security Ownership of Certain Beneficial Owners and Management

         The following information is as of August 31, 2000.

         (a)  Security ownership of certain beneficial owners.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                Name and Address of              Amount and Nature of        Percentage of
Title of Class                  Beneficial Owner                 Beneficial Owner            Common Stock (1)
---------------                 -----------------                -----------------           ------------

Common Stock                    Anthony J. Kirincic              1,184,967 (2)               11.4%
                                c/o Kirlin Holding Corp.
                                6901 Jericho Turnpike
                                Syosset, NY 11791

Common Stock                    David O. Lindner                 1,184,967 (2)               11.4%
                                c/o Kirlin Holding Corp.
                                6901 Jericho Turnpike
                                Syosset, NY 11791

Common Stock                    Kirlin Holding Corp.             1,121,217 (3)               10.8%
                                6901 Jericho Turnpike
                                Syosset, NY 11791

Common Stock                    Kirlin Securities, Inc.          1,121,217 (3)               10.8%
                                6901 Jericho Turnpike
                                Syosset, NY 11791

Common Stock                    The Golddonet Group              845,000 (4)                 8.1%
                                221 Main Street, Suite 250
                                San Francisco, CA 94105
Common Stock                    Michael Karpoff and              1,117,333 (5)               10.3%
                                Patricia Rothbardt
                                32 Gramercy Park South,
                                New York, New York 10010


-------------------------------------------------------------------------------

(1) The percentages have been calculated in accordance with Instruction 3 to
    Item 403 of Regulation S-B.

(2) Mr. Kirincic is the President, Chief Financial Officer, and a director of Kirin Holding Corp., which beneficially owns 1,121,217 shares of our common stock (see note 3 below). Mr. Lindner is the Chairman and Chief Executive Officer of both Kirlin Holding Corp. and Kirlin Securities, Inc., a wholly-owned subsidiary of Kirlin Holding Corp. Mr. Kirincic and Mr. Lindner each beneficially own 63,750 shares of our common stock as a result of their holding a warrant purchased in our private offering in December 1997. In addition, Mr. Kirincic and Mr. Lindner each individually own 23.6% of the outstanding common stock of Kirlin Holding Corp. Accordingly, although individually neither Mr. Kirincic nor Mr. Lindner controls Kirlin Holding Corp., if they were to act together, they could control Kirlin Holding Corp. and as a result, they could be deemed to share voting and dispositive power over the shares owned directly by Kirlin Holding Corp. and Kirlin Securities, Inc., or an aggregate of 1,121,217 additional shares each. Accordingly, Mr. Kirincic and Mr. Lindner would then be deemed to own 1,184,967 shares of our common stock. Both Mr. Kirincic and Mr. Lindner disclaim beneficial ownership of the shares owned by Kirlin Holding Corp. and Kirlin Securities, Inc.

(3) Includes 800,000 shares held by Kirlin Holding Corp., the parent company of Kirlin Securities, Inc., for which Kirlin Holding Corp. has sole power to vote and dispose of those shares. Also includes 321,217 shares held by Kirlin Securities, Inc., a wholly-owned subsidiary of Kirlin Holding Corp., with both entities sharing the right to vote and dispose of the shares.

(4) Includes 150,000 actually owned and an option to purchase an additional 695,000 shares from two of our shareholders in a private sale.


(5) Includes options to purchase 500,000 shares within 60 days.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                Name and Address of              Amount and Nature of           Percentage of
Title of Class                  Beneficial Owner                 Beneficial Owner               Common Stock
---------------                 -----------------                -----------------              ------------
Common Stock                    Barry Siegel                      1,884,400 (2)                 18.2%
                                c/o First Priority Group, Inc.
                                51 East Bethpage Road
                                Plainview, NY 11803

Common Stock                    Lisa Siegel                       1,884,400 (2)                 18.2%
                                c/o First Priority Group, Inc.
                                51 East Bethpage Road
                                Plainview, NY 11803

Common Stock                    Gerald M. Zutler                  215,000 (3)                   2.0%
                                c/o First Priority Group, Inc.
                                51 East Bethpage Road
                                Plainview, NY 11803

Common Stock                    Barry J. Spiegel                  763,333 (4)                   7.39%
                                c/o First Priority Group, Inc.
                                51 East Bethpage Road
                                Plainview, NY 11803

Common Stock                    Kenneth J. Friedman               140,000 (5)                   1.35%
                                c/o First Priority Group, Inc.
                                51 East Bethpage Road
                                Plainview, NY 11803

Common Stock                    R. Frank Mena                     75,000 (6)                    0.72%
                                c/o First Priority Group, Inc.
                                51 East Bethpage Road
                                Plainview, NY 11803

Common Stock                    Directors & Officers as a         3,077,733                     29.82%
                                group
------------------------------------------------------------------------------------------------------

(1)  The percentages have been calculated in accordance with Instruction 3 to
     Item 403 of Regulation S-B.

(2) Includes 3,334 shares held by Barry Siegel as custodian for two nephews and 67 shares held directly by Barry Siegel's wife, Lisa Siegel. Both Barry and Lisa Siegel disclaim beneficial ownership of shares held by the other.

(3)  Includes options to purchase 215,000 shares exercisable within 60 days.

(4)  Includes options to purchase 163,333 shares exercisable within 60 days.

(5)  Includes options to purchase 30,000 shares exercisable within 60 days.

(6)  Includes options to purchase 75,000 shares within 60 days.


         (c)  Changes in control.  None.

                                   PROPOSAL 6

          RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Nussbaum Yates & Wolpow, P.C., independent certified public accountants, as the auditors for the 2000 fiscal year. The Company has been advised by Nussbaum Yates & Wolpow, P.C. that neither the firm nor any of its associates has any material relationship with the Company or any of its subsidiaries. In accordance with a resolution of the Board of Directors, such selection is being presented to the shareholders for ratification at the Annual Meeting. If the foregoing proposal is not approved by a majority vote of the shareholders present, in person or by proxy, at the Annual Meeting or if prior to the Annual Meeting, Nussbaum Yates & Wolpow, P.C. shall decline to serve, then the Board of Directors will designate another firm to audit the financial statements of the Company for 2000 fiscal year, whose continued employment thereafter will be subject to ratification by the shareholders.

         It is not expected that a representative of Nussbaum Yates & Wolpow, P.C. will be present at the Annual Meeting.

         Nussbaum Yates & Wolpow, P.C. is the accounting firm which examined and reported on the Company's financial statements for the last two fiscal years. The opinion on the 1999 and 1998 financial statements contained no disclaimer and were unqualified.

PROPOSALS OF SHAREHOLDERS

         Proposals of any shareholders of the Company which are to be presented at the Company's 2001 Annual Meeting of Shareholders which such shareholder wishes to be included in the Company's Information Statement or Proxy Statement relating to such Annual Meeting, must be received by the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date. It is anticipated that the Company's 2001 Annual Meeting of Shareholders will be held on June 25, 2001.

OTHER BUSINESS

         The Annual Meeting is called for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Board of Directors does not intend to present, and knows of no one who intends to present, any matter for action by shareholders at such meeting other than the matters referred to in that Notice.

                                                       Barry Siegel
                                                       Chairman of the Board,
                                                       Treasurer, Secretary and
                                                       Chief Executive Officer

First Priority Group, Inc.
51 East Bethpage Road
Plainview, New York 11803
September 13, 2000

Exhibit A

ARTICLE II.  DIRECTORS

Section 1. - Number and Term.

         The number of directors constituting the entire board of directors of this Corporation shall not be less than three (3) or more than seven (7). However, the number of directors constituting the entire board of directors is hereby fixed at five (5). The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of directors (consisting of one director) shall be elected for a term expiring at the annual meeting to be held in 1999, another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2000, and another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2001. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting held in the third year following the year of their election.

         The number of directors may be increased or decreased within the range of the foregoing limitations by amendment of these by-laws by vote of the shareholders as hereinafter provided in Article IX, dealing generally with by-law amendments. The number of directors may likewise be increased or decreased by action of the board of directors upon a vote of a majority of the entire board subject to shareholder approval at the next annual meeting of shareholders, and provided that special notice be given to shareholders of record in connection with the notice otherwise required by these by-laws of shareholders' meetings or otherwise at least ten (10) days in advance of the meeting, that a proposal to increase or decrease the number of directors, and in either case, to what extent, will be brought before the meeting for consideration and approval or disapproval.

Exhibit B

ARTICLE IX.  AMENDMENTS

Section 1. - By Shareholders.

                  These by-laws may be amended or repealed at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

Exhibit C

                         COMMON STOCK PURCHASE AGREEMENT

                   This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of May 31, 2000 by and between First Priority Group, Inc., a New York corporation (the "Company"), and Suerez Enterprises Limited (the "Purchaser").

                   The parties hereto agree as follows:

                                       1

                                   DEFINITIONS

                   2     Certain Definitions.

                         3     "Average Daily Price" shall be the price based
on the VWAP of the Company on the Principal Market.

                         (a) "Draw Down" shall have the meaning assigned to such
term in Section 6.1(a) hereof.

                         (b) "Draw Down Exercise Date" shall have the meaning
assigned to such term in Section 6.1(b) hereof.

                         (c) "Draw Down Pricing Period" shall mean a period of
twenty-two (22) consecutive Trading Days preceding a Draw Down Exercise Date.

                         (d) "Effective Date" shall mean the date the
Registration Statement of the Company coveringthe Shares being subscribed for hereby is declared effective.

                         (e) "Material Adverse Effect" shall mean any adverse
effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

                         (f) "Principal Market" shall mean initially the Nasdaq
SmallCap Market, and shall include the American Stock Exchange, Nasdaq National Market or the New York Stock Exchange if the Company is listed and trades on such market or exchange. Principal Market shall not include the OTC Bulletin Board without the express written consent of the Purchaser.

                         (g) "Registration Statement" shall mean the
registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A.

                         (h) "SEC Documents" shall mean the Company's latest
Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                         (i) "Shares" shall mean, collectively, the shares of
Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Purchaser upon exercise of the Warrants.

                         (j) "Threshold Price" is the lowest Average Daily Price
at which the Company will sell its Common Stock with respect to this Agreement.

                         (k) "Trading Day" shall mean any day on which the
Principal Market is open for business.

                         (l) "VWAP" shall mean the daily volume weighted average
price of the Company's Common Stock on the Nasdaq SmallCap Market or on any Principal Market as reported by Bloomberg Financial using the AQR function.

                                       4

                        PURCHASE AND SALE OF COMMON STOCK

                   5     Purchase and Sale of Stock. Subject to the terms and
conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to Ten Million Dollars $10,000,000 of the Company's Common Stock, $0.015 par value per share (the "Common Stock"), based on up 12 Draw Downs of up to Five Million Dollars ($5,000,000) per Draw Down.

                   6     The Shares. The Company has authorized and has reserved
and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of a number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Closing Date without obtaining stockholder approval of such excess issuance, and (ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended.

                   Section 1.2. Purchase Price and Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representation, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The closing under this Agreement shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (the "Closing") within fifteen (15) days from the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                         REPRESENTATIONS AND WARRANTIES

                   Section 1.3. Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

                   8 Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of the State of New York and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect on the Company's financial condition.

                   8     Authorization, Enforcement.  (i) The Company has the
requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and to issue the Draw Down Shares pursuant to their respective terms,
(ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Draw Down Shares.

                   10    Capitalization.  The authorized capital stock of the
company consists of 20,000,000 shares of Common Stock, $0.015 par value per share, of which 8,598,467 shares are issued and outstanding and 1,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully-paid and non-assessable. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the SEC Documents, or on Schedule 3.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on Schedule 3.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company and is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on
Schedule 3.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has made available to the Purchaser true and correct copies of the Company's Charter as in effect on the date hereof (the "Charter"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                   11    Issuance of Shares.  The Shares to be issued under this
Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                   12    No Conflicts.  The execution, delivery and performance
of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal and state or securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                   13    Commission Documents, Financial Statements.  The Common
Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the SEC Documents or on Schedule 3.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1998. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                   14    Subsidiaries.  The SEC Documents or Schedule 3.1(g)
hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                   15    No Material Adverse Effect.  Since December 31, 1999,
no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on Schedule 3.1(h) hereof.

                   16    No Undisclosed Liabilities.  Except as disclosed in the
SEC Documents or on Schedule 3.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                   17    No Undisclosed Events or Circumstances.  Since December
31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                   18    Indebtedness.  The SEC Documents or Schedule 3.1(k)
hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                   19    Title to Assets.  Each of the Company and the
subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 3.1(1) hereto or such that do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                   20    Actions Pending.  There is no action, suit, claim,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 3.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                   21    Compliance with Law.  The business of the Company and
the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or on Schedule 3.1(n) hereto or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   22    Taxes.  The Company and each subsidiary has filed all
Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

         For purposes of this Section 3.1(o):

         "IRS" means the United States Internal Revenue Service.

         "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                   23    Certain Fees.  Except as set forth on Schedule 3.1(p)
hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                   24    Disclosure.  To the best of the Company's knowledge,
neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                   25    Operation of Business.  The Company and each of the
subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents and on Schedule 3.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

                   26    Regulatory Compliance.  The Company has all necessary
licenses, registrations and permits to conduct its business as now being conducted in all states where the Company conducts its business.

                   27    Books and Records.  The records and documents of the
Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

                   28    Material Agreements.  Except as set forth in the SEC
Documents, or on Schedule 3.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instruments, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                   29    Transactions with Affiliates.  Except as set forth in
the SEC Documents or on Schedule 3.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediately family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                   30    Securities Act of 1933.  The Company has complied and
will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares and/or Warrants under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                   31    Governmental Approvals.  Except as set forth in the SEC
Documents or on Schedule 3.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                   32    Employees.  Neither the Company nor any subsidiary has
any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on Schedule 3(y) hereto. Except as set forth in the SEC Documents or on Schedule 3(y) hereto, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, non- competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 1998, Form 10-K, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                         (a) Absence of Certain Developments.  Except as
provided in SEC Documents or in Schedule 3.1(z) hereto, since December 31, 1999, neither the Company nor any subsidiary has:

                         (i)     issued any stock, bonds or other corporate
securities or any rights, options or warrants with respect thereto;

                         (ii)    borrowed any amount or incurred or become
subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                         (iii)   discharged or satisfied any lien or encumbrance
or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;


                         (iv)    declared or made any payment or distribution of
cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;


                         (v)     sold, assigned or transferred any other
tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                         (vi)    sold, assigned or transferred any patent
rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

                         (vii)   suffered any substantial losses or waived any
rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;


                         (viii)  made any changes in employee compensation
except in the ordinary course of business and consistent with past practices;


                         (ix)    made capital expenditures or commitments
therefor that aggregate in excess of $500,000;

                         (x)     entered into any other material transaction,
whether or not in the ordinary course of business;


                         (xi)    suffered any material damage, destruction or
casualty loss, whether or not covered by insurance;

                         (xii)   experienced any material problems with labor or
management in connection with the terms and conditions of their employment; or


                         (xiii)  effected any two or more events of the
foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                   (aa) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                   (bb) Acknowledgment Regarding Purchaser's Purchase of Shares. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel.

                   1     Representations and Warranties of the Purchaser. The
Purchaser hereby makes the following representations and warranties to the
Company:

                         2     Organization and Standing of the Purchaser.  The
Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of British Virgin Islands.

                         3     Authorization and Power.  The Purchaser has the
requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

                         4     No Conflicts.  The execution, delivery and
performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                         5     Financial Risks.  The Purchaser acknowledges that
it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                         6     Accredited Investor.  The Purchaser is an
"accredited investor" as defined in Regulation D promulgated under the Securities Act.

                         7   Compliance With Law.  The Purchaser's trading and
distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market.

                         8     General.  The Purchaser understands that the
Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                       9

                                    COVENANTS

                   The Company covenants with the Purchaser as follows:

                   10    Securities Compliance.

                  The Company shall notify The NASD, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrants to the Purchaser or subsequent holders.

                   11    Registration and Listing. The Company will cause its
Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

                   12    Registration Statement. The Company shall cause to be
filed the Registration Statement, which Registration Statement shall provide for the sale of the Shares to the Purchaser and resale by the Purchaser to the public in accordance with this Agreement. The Company shall cause such Registration Statement to be declared effective by the Commission as expeditiously as practicable. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

                   13    Escrow Arrangement.  The Company and the Purchaser
shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the Form of Exhibit B hereto respecting payment against delivery of the Shares.

                   14    Compliance with Laws. The Company shall comply, and
cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

                   15    Keeping of Records and Books of Account. The Company
shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                   16    Amendments. The Company shall not amend or waive any
provision the Charter, Bylaws of the Company in any way that would adversely affect the dividend rights or voting rights of the holders of the Shares.

                   17    Other Agreements. The Company shall not enter into any
agreement the terms of which such agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement or the Charter of the Company.

                   18    Notice of Certain Events Affecting Registration;
Suspension of Right to Request a Draw Down. The Company will immediately notify the Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the Shares: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Purchaser any such supplement or amendment to the related prospectus. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events.

                   19    Consolidation; Merger. The Company shall not, at any
time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

                   20    Limitation on Future Financing. The Company agrees
that, except as set forth below, it will not enter into any sale of its securities for cash at a discount to the current market price until the earlier of (i) twelve (12) months from the effective date of the Registration Statement or (ii) sixty (60) days after the entire $10,000,000 of Shares has been purchased by Purchaser. The foregoing shall not prevent or limit the Company from engaging in any sale of securities (i) in a registered public offering by the Company which is underwritten by one or more established investment banks,
(ii) in one or more private placements where the purchasers do not have registration rights, (iii) pursuant to any presently existing or future employee benefit plan which plan has been or is approved by the Company's stockholders, (iv) pursuant to any compensatory plan for a full-time employee or key consultant, (v) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money (which shall include piggy-back registration rights to the Registration Rights Agreement), (vi) in one or more private placements, the principal purpose of which is to raise money for an acquisition (which shall include piggy-back registration rights to the Registration Rights Agreement) or (vii) to which Purchaser gives its written approval. Further, the Purchaser shall have a right of first refusal, to elect to participate, in such subsequent transaction in the case of (vi) and (vii) above. Such right of first refusal must be exercised in writing within seven (7) Trading Days of the Purchaser's receipt of notice of the proposed terms of such financing.

                                       21

                      CONDITIONS TO CLOSING AND DRAW DOWNS

                   22    Conditions Precedent to the Obligation of the Company
to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                         23    Accuracy of the Purchaser's Representations and
Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing and as of each Draw Down Exercise Date as though made at that time, except for representations and warranties that speak as of a particular date.

                         24    Performance by the Purchaser.  The Purchaser
shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing and as of each Draw Down Exercise Date.

                         25    No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                   26    Conditions Precedent to the Obligation of the Purchaser
to Close. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                         27    Accuracy of the Company's Representations and
Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                         28    Performance by the Company.  The Company shall
have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                         29    No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                         30    No Proceedings or Litigation.  No action, suit or
proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                         31    Opinion of Counsel, Etc.  At the Closing, the
Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit C hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

                         32    Warrants.  In lieu of a minimum Draw Down
commitment by the Company, the Purchaser shall receive a warrant certificate at the initial closing to purchase up to a number of shares of Common Stock equal to $100,000 divided by the VWAP on the Trading Day immediately prior to the date of the Closing (the "Initial Warrant"). One half of such Warrants shall be exercisable immediately and the other half shall be exercisable six months thereafter. As to any Draw Downs or any portion of a Draw Down made by the Company after the Company has drawn down, or in excess of Five Million Dollars ($5,000,000) in the aggregate under this Agreement, the Purchaser shall also receive, at each applicable Draw Down closing, a warrant certificate representing 4% warrant coverage (using the same formula set forth above) of any such Draw Down or portion thereof (each, a "Draw Down Warrant" and collectively with the Initial Warrant, the "Warrants"). The term of the Warrants shall be three (3) years from the date of their issuance. The Strike Price of the Warrants shall be 150% of the VWAP on the Trading Days immediately prior to the applicable closing date. The Common Stock underlying the Warrants will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrants shall be in the form of Exhibit E hereto.

                   33    Conditions Precedent to the Obligation of the Purchaser
to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                         34    Satisfaction of Conditions to Closing.
The Company shall have satisfied, or the Purchaser shall have waived, the conditions set forth in Section 5.2 hereof

                         35    Effective Registration Statement.  The
Registration Statement registering the Shares shall have been declared effective by the Commission and shall remain effective on each Draw Down Exercise Date.

                         36    No Suspension.  Trading in the Company's Common
Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down request), and, at any time prior to such request, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market.

                         37    Material Adverse Effect.  No Material Adverse
Effect and no Consolidation Event shall have occurred.

                         38    Opinion of Counsel.  The Purchaser shall have
received a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change.

                                       39

                                 DRAW DOWN TERMS

                   40    Draw Down Terms.  Subject to the satisfaction of the
conditions set forth in this Agreement, the parties agree as follows:

                         41    The Company, may, in its sole discretion, issue
and exercise a draw down (a "Draw Down") during each Draw Down Pricing Period, which Draw Down the Purchaser will be obligated to accept for a period of 12 months after on the Effective Date.

                           (b) Only one Draw Down shall be allowed in each Draw
Down Pricing Period. The price per share paid by the Purchaser shall be based on the Average Daily Price on each separate Trading Day during the Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled at the election of the Purchaser on a weekly basis. In connection with each Draw Down Pricing Period, the Company may set an Average Daily Price below which the Company will not sell any Shares (the "Threshold Price"). If the Average Daily Price on any day within the Draw Down Pricing Period is less than the Threshold Price, the Company shall not sell and the Purchaser shall not be obligated to purchase the Shares otherwise to be purchased for such day, except that, the Purchaser may, in its sole discretion, purchase any such Shares at the Threshold Price.

                           (c) The minimum Draw Down shall be $250,000, unless
otherwise agreed by Purchaser.

                           (d) The maximum dollar amount of each Draw Down
during any Draw Down Pricing Period shall be limited pursuant to the following formula: Average Stock Price: Average of the Average Daily Prices for the 22 Trading Days prior to the Draw Down Notice date. Average Trading Volume: Average daily trading volume for the 45 Trading Days prior to the Draw Down Notice date. Maximum dollar amount of each Draw Down: 20% of (Average Stock Price x (Average Trading Volume x 22)) the number of Shares of Common Stock to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each trading day within the Draw Down Pricing Period) of (x) 1/22nd of the Draw Down amount and (y) 90% of the Average Daily Price of the Common Stock on each Trading Day within the Draw Down Pricing Period. If the Average Daily Price on a given Trading Day is less than the Threshold Price, then the Purchaser's Draw Down will be reduced by 1/22nd and that day shall be withdrawn from the Draw Down Pricing Period.

                           (e) The Company must inform the Purchaser by
delivering a Draw Down Notice, in the form of Exhibit D hereto, via facsimile transmission as to the amount of the Draw Down the Company wishes to exercise before the first day of the Draw Down Pricing Period (the "Draw Down Notice"). The Company may set the Threshold Price, if any, prior to each Draw Down request. At no time shall the Purchaser be required to purchase more than the scheduled Draw Down amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing Period the Purchaser is not obligated to purchase more than the scheduled maximum amount in a subsequent Draw Down Pricing Period. Notwithstanding the above, in no event shall the maximum Draw Down dollar amount be less than $1 million per month.

                           (f) On or before three (3) Trading Days after each
Draw Down Exercise Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. The Shares shall be credited by the Company to the DTC account designated by the Purchaser upon receipt by the Escrow Agent of payment for the Draw Down into the Escrow Agent's trust account as provided in the Escrow Agreement. The Escrow Agent shall be directed to pay 96% of the purchase price to the Company, net of One Thousand Five Hundred Dollars ($1,500) as escrow expenses to the Escrow Agent, and 4% to the placement agent. The delivery of the Shares into the Purchaser's DTC account in exchange for payment therefor shall be referred to herein as "Settlement".

                                       42

                                  TERMINATION

                   43    Termination by Mutual Consent.  The term of this
Agreement shall be twelve (12) months. This Agreement may be terminated at any time by mutual consent of the parties.

                   44    Other Termination. The Purchaser may terminate this
Agreement upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, (iii) the Company files for protection from creditors under any applicable law, (iv) the Company completes any financing prohibited by Section 4.11, (v) the Registration Statement is not effective by September 30, 2000 or (vi) or in the event that the officers and directors of the Company shall own less than 35% of the outstanding Common Stock of the Company that such officers and directors of the Company own on the date hereof.

                         45    The Company may terminate this Agreement (i) upon
one (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within three (3) Trading Days of the date payment for such Draw Down is due.

                   46    Effect of Termination. In the event of termination by
the company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and
Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights to the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                 INDEMNIFICATION

                   48    General Indemnity. The Company agrees to indemnify and
hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 8.1 for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to the Registration Statement.

                   49    Indemnification Procedure. Any party entitled to
indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.


                                       50

                                  MISCELLANEOUS

                   51    Fees and Expenses. The Company shall pay all fees and
expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all attorneys and escrow fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of $10,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

                   52    Specific Enforcement. The Company and the Purchaser
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                   53    Entire Agreement; Amendment. This Agreement, together
with the Registration Rights Agreement and the Escrow Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                   54    Notices. Any notice, demand, request, waiver or other
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:             51 East Bethpage Road
                                        Plainview, NY 11803
                                        Telephone (516) 694-1010
                                        Fax: (516) 694-1202
                                        Attention:  Barry Siegel

         With copies to:                Muenz Meritz P.C.
                                        3 Hughes Place
                                        Dix Hills, N.Y. 11746

                                        Tel: (631) 242-7384
                                        Fax:  (631) 242 6715
                                        Attention:  Lawrence A. Muenz

         If to Purchaser:               c/o Dr. Dr. Batliner & Partner
                                        Aeulestrasse 74
                                        FL-9490 Vaduz, Liechtenstein
                                        Telephone Number:
                                        Fax: 011-075-236-0405
                                        Attention: Hans Gassner

         with copies to:                Epstein Becker & Green P.C.
                                        250 Park Avenue
                                        New York, New York  10177-1211
                                        Telephone:  (212) 351-3771
                                        Attention:  Robert F. Charron

                   Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

                   55    Waivers. No waiver by either party of any default with
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                   56    Headings. The article, section and subsection headings
in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                   57 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

                   58    No Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                   59    Governing Law/Arbitration. This Agreement shall be
governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty
(30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including attorney's fees, from the non- prevailing party.

                   60    Counterparts. This Agreement may be executed in any
number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

                   61    Publicity. Prior to the Closing, neither the Company
nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

                   62    Severability. The provisions of this Agreement are
severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

                   63    Further Assurances. From and after the date of this
Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                   64    Effectiveness of Agreement. This Agreement shall become
effective only upon satisfaction of the conditions precedent to the Closing in
Article I of the Escrow Agreement.





                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of this day of 31st May, 2000.

First Priority Group, Inc.

By:
   ---------------------------------------
Barry Siegel, Chairman & CEO


Suerez Enterprises Limited

By:
   ---------------------------------------
Hans Gasser, Authorized Signatory

Exhibit D

              FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is thirty-one million (31,000,000), divided into two classes. The designation of each class, the number of share of each class, and the par value of the shares of each class, are as follows:

Number of Shares                  Class           Par Value per Share, if any
----------------                  -----           ---------------------------
Twenty Million (30,000,000)       Common          $.015
One Million (1,000,000)           Preferred       $.01


              The relative rights, preferences and limitations of the shares of each class are as follows:

A.   Authorized Shares.

     The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 31,000,000 shares of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"), and 30,000,000 shall be Common Stock, having a par value of $0.015 per share (Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

PROXY                   PROXY FIRST PRIORITY GROUP, INC.                  PROXY
           This Proxy is solicited on behalf of the Board of Directors
           PROXY for Annual Meeting of Shareholders - October 2, 2000

The undersigned shareholder of common stock of FIRST PRIORITY GROUP, INC. hereby constitutes and appoints Barry Siegel and Barry J. Spiegel, each of them, as proxies for the undersigned, each with full power of substitution, to vote and otherwise represent all of the shares of the undersigned of the 2000 Annual Meeting of Shareholders of the Company to be held at the Danfords on the Sound, 25 East Broadway, Port Jefferson, New York 11777, 11:00 A.M., local time, and at any adjournments or postponements thereof, as if the undersigned were present and voting the shares, in the following manner:


 (1)  The ratification and approval to amendments to the By-laws of the Company.

      /  / FOR          /  / AGAINST                       /  / ABSTAIN
--------------------------------------------------------------------------------
 (2) The approval of an Amendment to the Certificate of Incorporation to change the name of the Company.

      /  / FOR          /  / AGAINST                       /  / ABSTAIN
--------------------------------------------------------------------------------
 (3)  The ratification and approval of a common stock purchase agreement.

      /  / FOR          /  / AGAINST                       /  / ABSTAIN
--------------------------------------------------------------------------------
 (4) The approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock.

      /  / FOR          /  / AGAINST                       /  / ABSTAIN
--------------------------------------------------------------------------------
 (5)  The election of four nominees to the Board of Directors.

      /  / FOR ALL nominees listed below      /  / WITHHOLD AUTHORITY
      (except as indicated to the contrary    to vote for all nominees listed
      below)                                  below

  NOMINEES: Barry Siegel, Barry J. Spiegel, Kenneth Friedman and R. Frank Mena. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

  (6) The ratification and approval of the appointment of Nussbaum, Yates & Wolpow, P.C. as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

       /  / FOR          /  / AGAINST                       /  / ABSTAIN

--------------------------------------------------------------------------------

  (7) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 5 AND FOR PROPOSALS 1, 2, 3, 4 AND 6..

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting, Proxy Statement and Annual Report to Shareholders of the fiscal year ended December 31, 1999 and hereby revokes any proxy or proxies previously given.

                                        Dated:                      , 2000
                                               ---------------------

                                        ----------------------------------
                                                     Signature

                                        ----------------------------------
                                                     Signature

Please date and sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee, or guardian, please indicate the capacity in which your are acting. Proxies executed by corporations should be signed in the corporation's full name by a duly authorized officer. Proxies executed by partnerships should be signed in the partnership name by an authorized person. If shares are held jointly, each shareholder named should sign.

          PLEASE MARK, SIGN AND DATE THIS PROXY AND PROMPTLY RETURN IT
                           IN THE ENVELOPE PROVIDED.